Exhibit 10.14

STERLING ULTIMATE PARENT CORP.

2015 LONG-TERM EQUITY INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of this plan is the Sterling Ultimate Parent Corp. 2015 Long-Term Equity Incentive Plan (the “Plan”). The purpose of the Plan is to enable the Company and its Related Companies and Subsidiaries (each as hereinafter defined) to attract, retain and reward employees, directors and Consultants (as hereinafter defined) and to strengthen the existing mutuality of interests between such persons and the Company’s stockholders. To accomplish the foregoing, the Plan provides that the Company may grant Awards (as hereinafter defined). Notwithstanding any provision of the Plan, (i) any Award granted to a resident of the State of California shall be subject to the terms and conditions set forth in the attached Annex A, and (ii) to the extent that any Awards would be subject to section 409A of the Code, the Plan and the Awards shall be interpreted in a manner consistent with the requirements of section 409A of the Code and any regulations or guidance promulgated thereunder.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means an award of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, or Performance Share under the Plan.

(b) “Award Agreement” means, with respect to each Award, either a written agreement between the Company and the Participant or a notice from the Company setting forth the terms and conditions of the Award.

(c) “Board” means the board of directors of the Company.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City, New York or San Francisco, California are closed.

(e) “Cause” means, as to each Participant, unless otherwise provided in an Award Agreement, (i) any act of theft, dishonesty, embezzlement or misappropriation against the Company or any of its Subsidiaries or Related Companies, (ii) any commission or conviction of, or guilty plea or plea of nolo contendere to, any felony or other crime involving moral turpitude, fraud or dishonesty, (iii) any failure to (A) substantially perform the duties of the Participant’s consulting agreement or the Participant’s terms of employment, as the case may be, or (B) cure any noncompliance, within 30 days’ written notice of such noncompliance, with any material directive of the Board or any executive officer or with any established policy or procedure of the Company or any of its Subsidiaries or Related Companies, as applicable to the Participant, or (iv) any act or omission constituting willful or material breach of a fiduciary obligation or any malfeasance, negligence, incompetence or willful or gross misconduct relating to the business of the Company or any of its Subsidiaries or Related Companies or the performance of the Participant’s duties of employment or service, in the case of clauses (i), (ii), (iii) and (iv), as determined by the Board in good faith.

(f) “Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

(g) “Change in Control” means (a) the sale, transfer, or other disposition of Common Stock or other equity securities of the Company (including by merger or consolidation, but excluding sales in a Public Offering of the Common Stock of the Company) by stockholders of the Company to any Person (other than any Principal Investor), in one transaction or a series of related transactions, immediately following which such Person beneficially owns more than fifty percent (50%) of the combined voting power represented by the then outstanding Common Stock or other equity securities of the Company or (b) the sale of substantially all of the assets of the Company, to one or more Persons (other than to any Person who is a Principal Investor or any affiliate of any such Person). Notwithstanding the foregoing, to the extent necessary to comply with section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change in Control” shall be limited to a “change in control event” as defined under section 409A of the Code.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(i) “Committee” means the committee established by the Board to administer the Plan. Prior to the consummation of a Public Offering, the Committee may consist of the entire Board.

(j) “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(k) “Company” means Sterling Ultimate Parent Corp., a Delaware corporation (or any successor corporation).

(l) “Consultant” means a consultant or advisor who is a natural person, engaged to render bona fide services to the Company or any Subsidiary.

(m) “Disability” has the same meaning set forth in the Company’s long term disability plan as in effect as of the date of the grant of the Award, or thereafter implemented or, if at any time no such plan exists, means a physical or mental disability that, in the good-faith determination of the Board, renders the Participant incapable of performing his full-time duties for a period of six months or more within any 12 month period; provided, however, that to the extent necessary to comply with section 409A of the Code, “disability” shall have meaning provided for “disabled” in section 409A of the Code.

(n) “Eligible Recipient” means an officer, director, employee, or Consultant of the Company or any of its Subsidiaries, or Related Companies.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p) “Exercise Price” means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option or at which a holder of a Stock Appreciation Right may exercise such right.

(q) “Fair Market Value” means, as of any particular date, the value of the Shares as determined by the Committee in good faith, in its sole and absolute discretion, using commercially reasonable methods and intended to comply with section 409A of the Code; provided that if the Shares are admitted to trading on a national securities exchange or the Nasdaq Global Market, “Fair Market Value” of a Share on any date shall be the closing sale price reported on such date for such Share on such exchange on which a sale was reported.

(r) “Founder Stockholders” shall have the meaning set forth in the Stockholders’ Agreement.

(s) “GS Stockholders” shall have the meaning set forth in the Stockholders’ Agreement.

(t) “Nonqualified Stock Option” means any Option that is not intended to be an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision.

(u) “Option” means a Nonqualified Stock Option.

(v) “Optionee” means a Participant who has been granted an Option.

(w) “Participant” means any Eligible Recipient selected by the Committee, pursuant to the Committee’s authority in Section 3 hereof, to receive an Award.

(x) “Performance Share” means a right to receive a Share that is contingent on the achievement of performance or other objectives during a specified period as determined by the Committee, contingent upon the payment by the Participant of any applicable purchase price.

(y) “Performance Unit” means, for each unit, a right to receive the dollar value of one Share on the date of vesting or settlement of such Performance Unit, the receipt of which is contingent on the achievement of performance or other objectives, during a specified period as determined by the Committee.

(z) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(aa) “Plan” means this Sterling Ultimate Parent Corp. 2015 Long-Term Equity Incentive Plan.

(bb) “Principal Investors” means, collectively, the Founder Stockholders, the GS Stockholders, and each of their respective Permitted Transferees (as defined in the Stockholders’ Agreement).

(cc) “Public Offering” means a firm commitment underwritten public offering of Shares pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

(dd) “Qualified Public Offering” means a firm commitment underwritten initial Public Offering of the Company’s Common Stock under the Securities Act for cash with gross proceeds to the Company exceeding $50 million.

(ee) “Registration” means an effective registration statement under the Securities Act.

(ff) “Related Company” means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest; provided, however, that with respect to the grant of any Award intended to be exempt from section 409A of the Code pursuant to Treasury Regulation §1.409A-1(b)(5)(i), no entity shall constitute a Related Company unless the Company holds (directly or indirectly) a “controlling interest” in such entity, as defined in Treasury Regulation. §1.409A-1(b)(5)(iii)(E).

(gg) “Restricted Stock” means Shares that are subject to a risk of forfeiture and other restrictions that lapse upon the achievement of one or more performance goals or other objectives and/or the completion of a specified period of service by the Participant, as determined by the Committee, contingent upon the payment by the Participant of any applicable purchase price.

(hh) “Restricted Stock Unit” means, for each unit, a right to receive, in cash, Shares, or a combination thereof, the dollar value of one Share on the date of vesting or settlement of such Restricted Stock Unit, the receipt of which is contingent upon the achievement of one or more performance goals or other objectives and/or the completion of a specified period of service by the Participant, as determined by the Committee.

(ii) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(jj) “Shares” means shares of Common Stock and any successor security.

(kk) “Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of June 19, 2015, by and among Sterling Ultimate Parent Corp., the Founder Stockholders, the GS Stockholders, and the Roll-Over Stockholders (as defined in the Stockholders’ Agreement), and certain other stockholders identified on the signatory pages thereto, as may be amended and restated from time to time.

(ll) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(mm) “Stock Appreciation Right” or “SAR” means a right entitling a Participant to receive, in cash, Shares or a combination of the foregoing, as determined by the Committee, an amount equal to the excess of: (a) the Fair Market Value of a Share; over (b) the Exercise Price established by the Committee.

(nn) “Transfer” means to directly or indirectly sell (or enter into any hedging or similar transaction with the same economic effect as a sale), grant any option to purchase, make any short sale of, or otherwise assign, transfer, pledge, encumber, hypothecate, gift, mortgage, exchange or dispose.

Section 3. Administration.

(a) The Plan shall be administered by the Committee. Pursuant to the terms of the Plan, the Committee shall have the power and authority, without limitation: to select those Eligible Recipients who shall be Participants;

(i)	to determine whether and to what extent Awards are to be granted hereunder to Participants;

(ii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iii)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(iv)	to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards granted hereunder;

(v)	to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan, not inconsistent with the terms of the Plan, as it shall from time to time deem advisable; and

(vi)

to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) in its sole and absolute discretion and to otherwise supervise the administration of the Plan.

(b) All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(c) Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the Eligible Recipients to receive Awards under the Plan and the terms and provision of Awards under the Plan. All decisions and determinations by the Committee in the exercise of the above powers shall be final, binding and conclusive upon the Company, its Subsidiaries, its Related Companies, the Participants and all other Persons having any interest therein. Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may determine the terms and conditions of Awards and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.

Section 4. Shares Reserved for Issuance Under the Plan.

(a) The total number of Shares reserved and available for issuance under the Plan shall be 5,900 Shares. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

(b) To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised, or (ii) any Shares subject to any Award of Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Share Units are forfeited, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

Section 5. Equitable Adjustments; Change in Control.

(a) In the event of any Change in Capitalization, an equitable substitution or adjustment shall be made in (i) the aggregate number and/or kind of Shares reserved for issuance under the Plan, (ii) the kind, number and/or Exercise Price of Shares or other property subject to outstanding awards of Options and SARs granted under the Plan and (iii) the kind, number and/or purchase price of Shares or other property subject to outstanding Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Share Units granted under the Plan, in each case as may be determined by the Committee, in its sole and absolute discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Committee, in its sole and absolute discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Committee may provide, in its sole and absolute discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property equal to the excess (if any) of the Fair Market Value of the Shares covered by such Awards over the exercise price or purchase price thereof, if any. Any such adjustment shall be effected in a manner intended to satisfy any applicable requirements of sections 409A and 424 of the Code.

(b) Unless otherwise provided in an Award Agreement, if a Participant’s employment with, and service as a director or Consultant to, the Company or any of its Subsidiaries, or Related Companies is terminated by the Company for any reason other than for Cause within 24 months following a Change in Control, then all of such Participant’s Awards that are outstanding as of the date of such termination shall become fully vested and exercisable as of such date. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, each Award outstanding as of a Change in Control that is not assumed, substituted or otherwise continued following the Change in Control shall become fully vested and exercisable immediately prior to the Change in Control and shall terminate effective as of the Change in Control. Notwithstanding the foregoing, in connection with a Change in Control, the Committee may provide, in its sole and absolute discretion, for the cancellation of any outstanding Options and/or SARs in exchange for payment in cash equal to the excess (if any) of the Fair Market Value of the Shares covered by such Option and/or SAR over the exercise price thereof. For the avoidance of doubt, if the amount determined pursuant to the foregoing is zero or less, the affected Option and/or SAR may be cancelled without any payment therefor.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Committee, in its sole and absolute discretion, from among Eligible Recipients. The Committee shall have the authority to grant Awards to any Eligible Recipient.

Section 7. Options and Other Awards.

(a) General. Participants who are granted Awards shall enter into an Award Agreement with the Company in such form as the Committee shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option or other Award and provisions regarding exercisability and vesting of the Option or other Award granted thereunder. The provisions of each Award need not be the same with respect to each Participant. All Options granted under the Plan shall be Nonqualified Stock Options. More than one Award may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(i) of this Section 7 and the Award Agreement shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(b) Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Committee in its sole and absolute discretion at the time of grant and in accordance with section 409A of the Code, and, to the extent applicable, with paragraph (i) of this Section 7.

(c) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted.

(d) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee in the Award Agreement or after the time of grant; provided that no action under this Section 7(d) following the time of grant shall adversely affect any outstanding Option without the consent of the holder thereof. The Committee may also provide that any Option shall be exercisable only in installments. Notwithstanding the foregoing, unless otherwise provided in the Award Agreement, each Option shall vest and become exercisable as to three-fifths (60%) of the Shares subject to the Option on the third anniversary of the date of grant of the Option, and as to an additional one-fifth (20%) of the Shares subject to the Option on each of the next two anniversaries of the date of grant, provided that the Optionee has been continuously employed by, or has continuously provided services to, the Company or any of its Subsidiaries, or Related Companies through each such anniversary date.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Committee, or by any other form of consideration determined by the Committee. Without limiting the generality of the foregoing, the Committee may permit an Optionee to elect to pay the Exercise Price by means of any cashless exercise procedure approved by the Committee, subject to applicable law.

(f) Rights as Stockholder. An Optionee shall have no right to receive Shares or rights to dividends or any other rights of a stockholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares and, if requested, has given the representation described in paragraph (b) of Section 12 hereof. A Participant shall have no rights to receive Shares or rights with respect to the Shares subject to the applicable Award except as provided in the Award Agreement.

(g) Nontransferability of Options or Other Awards. Except as expressly permitted in writing by the Committee, the Optionee shall not be permitted to Transfer any Option other than by will or the laws of descent and distribution (including by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant) and all Options shall be exercisable during the Participant’s lifetime only by the Participant. The Participant shall not be permitted to Transfer any Award other than by will or the laws of descent and distribution, except as otherwise provided in the applicable Award Agreement.

(h) Termination of Employment or Service. Unless otherwise provided in an Award Agreement or as extended in the Committee’s sole and absolute discretion, any time thereafter, if an Optionee’s employment with, and service as a director or Consultant to, the Company or any of its Subsidiaries, or Related Companies terminates for any reason other than for Cause, then all outstanding Options granted to such Optionee, to the extent that they are exercisable at the time of such termination, shall remain exercisable until thirty (30) days after such termination (ninety (90) days in the case of termination by reason of death or Disability), on which date they shall expire. Unless otherwise provided in an Award Agreement or in the Committee’s sole and absolute discretion any time thereafter, if an Optionee’s employment with or service as a director or Consultant to, the Company or any of its Subsidiaries, or Related Companies terminates for Cause, then all outstanding Options granted to such Optionee shall expire on the date of such termination. Notwithstanding the foregoing, each outstanding Option that is not exercisable as of the date of termination shall expire as of such date, and no Option shall be exercisable after the expiration of its term.

(i) Assumption of Options. The Company may, from time to time, assume outstanding awards granted by another company (or substitute an Award therefor), whether in connection with a merger, acquisition or other transaction relating to such other company or otherwise. In the event the Company assumes or substitutes for an award granted by another company, the number of Shares issuable upon exercise of any such option and the exercise price of such option shall be adjusted as appropriate in a manner that complies with section 409A of the Code. Except as may otherwise be provided in the applicable Award Agreement, Options covered under this Section 7(i) may have certain terms and conditions, such as vesting provisions, that applied to the original award.

(j) Other Awards. The Committee is authorized to grant Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Stock Appreciation Rights, or any combination of such Awards to such Eligible Recipients as it, in its discretion, deems advisable. Each such Award shall be subject to such conditions, restrictions and contingencies as determined by the Committee, which shall be set forth in the Award Agreement to which such Award relates.

(k) Nontransferability of Shares. Subject to Section 7(l) and Section 11 below, Participants and their respective beneficiaries may not Transfer any Shares acquired pursuant to this Plan until immediately following the consummation of a Qualified Public Offering, unless otherwise expressly provided in the Award Agreement or this Plan, or as otherwise expressly permitted in writing by the Committee.

(l) Stockholders’ Agreement. The Committee may require, as a condition to the grant or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units or the grant or exercise of an Option or Stock Appreciation Right prior to a Qualified IPO, that the Participant sign the Stockholders’ Agreement and, to the extent there are any inconsistencies between the terms of the Plan or the applicable Award Agreement and the terms of the Stockholders’ Agreement, the terms of the Stockholders’ Agreement shall govern. Notwithstanding the foregoing, with respect to any Participant who is a party to the Stockholders’ Agreement, the grant of any Award under the Plan to any such Participant shall be conditioned upon, and subject to, the Participant’s express acknowledgment and agreement that (i) such Award shall not be eligible for any “tag-along rights” or “preemptive rights” as described in Sections 3.2 and 3.4 of the Stockholders’ Agreement, respectively, and (ii) such acknowledgment and agreement shall, and shall be deemed to, constitute a waiver within the meaning set forth in Section 8.5 of the Stockholders’ Agreement of any such “tag-along rights,” “preemptive rights” or other rights or entitlements.

Section 8. Amendment and Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of applicable stock exchange rules or applicable law. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

Section 9. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 10. Withholding Taxes.

Upon exercise of an Option or SAR or the vesting or settlement of Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, the Participant shall pay or make adequate provision for any federal, state, local and other withholding tax obligations of the Company, if applicable. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined

Section 11. Market Stand-Off.

(a) The Participant shall not Transfer any Shares acquired by the Participant under the Plan for a period commencing on the day the Company notifies the Participant that the Company is in registration under the applicable securities laws until (i) 180 days following the consummation of a Public Offering and (ii) 90 days after the effective date of any Registration with respect to any subsequent offering or, in each case, (x) such longer period of time as may be reasonably requested by the Company’s underwriter in connection with such Public Offering or Registration and (y) if such Public Offering or Registration is in connection with a sale or similar corporate transaction, such longer period of time as may be set forth in any lock-up or market stand-off agreement executed by the beneficial owners of at least twenty five percent (25%) of the outstanding Shares immediately before such sale or similar corporate transaction.

(b) The Participant shall execute and deliver such other agreements as may be reasonably requested by the Company or its underwriter that are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or any representative of the underwriter, the Participant shall provide, within ten Business Days of such request, such information as may be required by the Company or such representative in connection with the consummation of any Public Offering of the Company’s securities pursuant to a Registration. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of the applicable period.

Section 12. General Provisions.

(a) Shares shall not be issued pursuant to the exercise of any Option or Stock Appreciation Right or vesting or settlement of any other Award granted hereunder unless the exercise of such Option or Stock Appreciation Right and the issuance and delivery of such Shares pursuant such Option or Stock Appreciation Right or other Award thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) The Committee may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

(c) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(d) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Neither the adoption of the Plan nor the granting of any Award to an Eligible Recipient shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any of the Company’s Related Companies or Subsidiaries, as the case may be, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Related Companies to terminate the employment or service of any of its Eligible Recipients at any time. The granting of one Award to an Eligible Recipient shall not entitle the Eligible Recipient to any additional grants of Awards thereafter.

(e) If and to the extent that any Award is subject to Section 409A of the Code, such Award and the Plan shall be administered and interpreted in a manner consistent with the requirements of such Section. The Committee shall have the authority, without the consent of the Participant, to administer such Award and to amend such Award and the Plan to avoid adverse tax consequences by reason of Section 409A of the Code. Any payments described in the Plan that are due within the “short-term deferral period” as defined in section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six month period immediately following the Participant’s termination of employment shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service (or upon the Participant’s death, if earlier). Notwithstanding any provision to the contrary in the Plan, no payment or distribution under the Plan that constitutes an item of deferred compensation under section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service will be made to such Participant unless such Participant’s termination of employment constitutes a “separation from service” (as such term is defined in section 409A of the Code). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan that constitutes deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of section 409A of the Code.

(f) The definitions set forth in the Plan are solely for the purposes of the operation of the Plan, and such definitions including, without limitation, the definition of “Cause” shall not be used for any other purposes including, without limitation, whether or not an Eligible Recipient is terminated with or without cause for purposes unrelated to the Plan.

Section 13. Effective Date of Plan.

The Plan shall be effective as of the date the Plan is approved by the Board or Committee (such date, the “Effective Date”)

Section 14. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 15. Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

ANNEX A

(Provisions Applicable to Awards Issued in California)

To the extent not in accordance with the foregoing, the following shall govern all Awards granted and securities sold to residents of California:

1.	Options shall be exercisable for not more than 120 months from the date the Option is granted.

2.

Awards granted pursuant to the plan shall not be transferred other than by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

3.

The number of securities subject to an Award and the exercise price thereof (if any), shall be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the issuer’s equity securities without the receipt of consideration by the issuer, of or on the issuer’s class or series of securities underlying the Option.

4.

Unless the Participant’s employment or other service is terminated for cause as defined by applicable law, the right to exercise the Option in the event of termination of employment, to the extent that the Optionee is entitled to exercise on the date employment or other service terminates, shall continue until the earlier of the Option expiration date or (1) at least 6 months from the date of termination if termination was caused by death or disability, or (2) at least 30 days from the date of termination if termination was caused by other than death or disability.

5.

The Plan must be approved by a majority of the outstanding securities entitled to vote by the later of (1) within 12 months before or after the date the Plan is adopted, or (2) prior to or within 12 months of the granting of any Award under the Plan in California.

6.	No Awards may be granted more than 10 years from the date the plan is adopted or the date the plan is approved by the issuer’s security holders, whichever is earlier.